Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EZCORP, Inc.
Austin, Texas

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-63078) pertaining to the EZCORP, Inc. 401(k) Plan, the Registration Statement (Form S-8 No. 333-108847) pertaining to the 1998 EZCORP, Inc. Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-122116) pertaining to the EZCORP, Inc. 2003 Incentive Plan, the Registration Statement (Form S-8 No. 333-140492) pertaining to the EZCORP, Inc. 2006 Incentive Plan, the Registration Statement (Form S-8 No. 333-166950) pertaining to the EZCORP, Inc. 2010 Incentive Plan, the Registration Statement (Form S-3 No. 333-155394), the Registration Statement (Form S-4 No. 333-170972) and the Registration Statement (Form S-3ASR No. 179379) of our reports dated November 20, 2012 relating to the consolidated financial statements and the effectiveness of EZCORP's internal control over financial reporting which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K for the year ended September 30, 2012.

/s/ BDO USA, LLP
Dallas, Texas
November 20, 2012